SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 22, 2003

Xcel Energy Inc. (Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)

1-3034	41-0448030

(Commission File Number)	(IRS Employer Identification No.)

800 Nicollet Mall, Minneapolis, MN	55402

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (612) 330-5500

(Former name or former address, if changed since last report)

Item 5. Other Events
Item 7. Financial Statements and Exhibits
SIGNATURES
EX-99.01 Press Release

Item 5. Other Events

     Xcel Energy (NYSE: XEL) today named Richard C. Kelly, 57, president and chief operating officer, positions that had been held by Wayne H. Brunetti, the company’s chairman and chief executive officer. Kelly previously was vice president and chief financial officer. Benjamin G.S. Fowke III, 45, previously vice president and treasurer, was named to replace Kelly as CFO. He retains the role of treasurer.

See additional information in the Press Release filed as exhibit 99.01.

Item 7. Financial Statements and Exhibits

     (c)  Exhibits

Exhibit No.	Description

99.01	Press Release dated October 22, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Xcel Energy Inc. (a Minnesota Corporation)

/s/ Richard C. Kelly Richard C. Kelly President and Chief Operating Officer

October 22, 2003